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                                                                    EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of Heritage Commerce Corp of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 2000 (as amended by Form 10-K/A filed on April 6, 2001).

/s/ Deloitte & Touche LLP

San Jose, California
July 24, 2001